Exhibit 23.17

CONSENT OF QUALIFIED PERSON

I, Wynand Marx, M.Eng., consent to the public filing of Section 13.6 (the "Covered Sections") of the Technical Report Summary titled "Technical Report Summary, Elk Creek Project, Nebraska" with an Effective Date of June 30, 2022 (the "Technical Report Summary") as an exhibit to the Annual Report on Form 10-K for the fiscal year ended June 30, 2022 (the "Form 10-K") of NioCorp Developments Ltd. (the "Company").

I also consent to the incorporation by reference of the Covered Sections in the Company's Registration Statement on Form S-8 (Registration No. 333-222313) and Registration Statements on Form S-3 (Registration Nos. 333-254511, 333-257195 and 333-260673) (collectively, the "Registration Statements").

I also consent to the use of and references to my name, including my status as an expert or "qualified person" (as defined in Subpart 1300 of Regulation S-K promulgated by the U.S. Securities and Exchange Commission), in connection with the Form 10-K, the Registration Statements and the Technical Report Summary.

I also consent to any extracts from or a summary of the Covered Sections in the Form 10-K and incorporated by reference in the Registration Statements (the "Disclosure").

I certify that I have read the Disclosure being filed by the Company and that it fairly and accurately represents the information in the Covered Sections.

Signed and dated this 6th day of September 2022 at Johannesburg, South Africa.

/s/ Wynand Marx

Wynand Marx, M.Eng.

Chief Operating Officer

BBE Consulting